Exhibit 99.1

    National Atlantic's New Auto Insurance Loyalty Discount Program Approved

    FREEHOLD, N.J.--(BUSINESS WIRE)--July 19, 2005--Proformance Insurance Company, the largest subsidiary of National Atlantic Holdings Corporation (Nasdaq: NAHC) and a domestic New Jersey insurer, today announced that its Loyalty Loss Free Discount Program for its auto insurance policyholders has been approved by the New Jersey Department of Banking & Insurance.
    Under the new program, policyholders who have been with Proformance as auto policyholders for three consecutive years will receive a 5% discount on premiums if they have had no claims during the three year period. Loss-free policyholders of six years or more will receive a 10% discount.
    "Our track record of policyholder retention has been crucial to our overall success in the New Jersey personal insurance market," said James V. Gorman, Chief Executive Officer. "We are pleased to have the opportunity to reward our loyal policyholders with premium discounts on their policies," he said.
    The Loyalty Loss Free Discount applies only to the personal automobile insurance, whether mono-line or part of the packaged "High Proformance Policy." The "High Proformance Policy" is the Company's flagship packaged product, offered through its Proformance Insurance subsidiary, and contains coverage for private passenger automobile, homeowners, personal excess ("umbrella") liability and personal specialty property insurance covering jewelry, furs, fine arts, antiques, cameras, boats, yachts and other high value items.

    About NAHC:

    NAHC, through its operating subsidiaries, is a provider of specialized property-casualty insurance products and related insurance services to New Jersey individuals, families and businesses. NAHC distributes many of its insurance products via its Proformance Insurance subsidiary exclusively through licensed independent agents, many of whom have an equity participation in NAHC's common stock and are referred to as "Partner Agents."

    Safe Harbor Statement Regarding Forward-Looking Statements

    Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, economic, regulatory or competitive conditions in the private passenger automobile insurance carrier industry; regulatory, economic, demographic, competitive and weather conditions in the New Jersey market; significant weather-related or other natural or man-made disasters over which we have no control; the effectiveness of our efforts to manage and develop our subsidiaries; our ability to attract and retain independent agents; our ability to maintain our A.M. Best rating; the adequacy of the our reserves for unpaid losses and loss adjustment expenses; our ability to maintain an effective system of internal controls over financial reporting; market fluctuations and changes in interest rates; the ability of our subsidiaries to dividend funds to us; and our ability to obtain additional capital in the future. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.


    CONTACT: National Atlantic Holdings Corporation
             Frank J. Prudente, 732-665-1145
             investorrelations@national-atlantic.com